UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2020 (June 24, 2020)

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

(Exact name of registrant as specified in its charter)

Maryland	814-00821	27-2614444
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 West 57th Street, Suite 4920 New York, New York	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 588-6770

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act: None.

Item 5.07	Submission of Matters to a Vote of Security Holders

The 2020 annual meeting of stockholders (the “Annual Meeting”) of Business Development Corporation of America (the “Corporation”) was originally called to order on June 8, 2020 and was adjourned in order to permit additional time to solicit stockholder votes with respect to a proposal. The Annual Meeting was reconvened on June 24, 2020. Below is a description of the matter voted on at the reconvened Annual Meeting and the final results of such voting.

Proposal 2. The proposal to authorize the Corporation, pursuant to approval of its Board of Directors (the “Board”), to sell shares of its common stock in an amount not to exceed 25% of its then outstanding common stock immediately prior to each such sale at a price below the Corporation’s then current net asset value per share during the next year was approved.

The following votes were taken in connection with this proposal:

Votes For	Votes Against	Abstain
78,504,322	28,339,258	8,265,804

This proposal was also approved by the Corporation’s non-affiliated stockholders by a vote of 78,297,657 shares “for” and 28,339,258 shares “against,” with 8,265,804 shares abstaining. The number of votes cast in favor of this proposal represents both a “majority of outstanding voting securities” of the Corporation entitled to vote at the Annual Meeting and a “majority of outstanding voting securities” entitled to vote at the Annual Meeting that were not held by “affiliated persons” of the Corporation, each as defined under the Investment Company Act of 1940, as amended (the “1940 Act”).

As previously disclosed in the Corporation’s proxy statement, for purposes of this proposal, the 1940 Act defines “a majority of the outstanding voting securities” as: (1) 67% or more of the voting securities present at the Annual Meeting if the holders of more than 50% of the outstanding voting securities of the Corporation are present or represented by proxy; or (2) 50% of the outstanding voting securities of the Corporation, whichever is less. Abstentions and broker non-votes had the effect of a vote against this proposal.

Item 8.01   Other Events

On June 26, 2020, the Board declared a regular quarterly cash dividend of $0.10 per share of the Corporation’s common stock, payable on July 6, 2020 to stockholders of record as of June 30, 2020 (the “Second Quarter Dividend”).

In connection with the Second Quarter Dividend, the Board determined to reinstate the Corporation’s distribution reinvestment program (the “DRIP”), which had been temporarily suspended. Accordingly, the Second Quarter Dividend payable to stockholders enrolled in the DRIP will be reinvested into shares of the Corporation’s common stock in accordance with the terms of the DRIP.

The Board also amended the Corporation’s share repurchase program (the “SRP”) so that the Corporation’s tender offers will be conducted on an annual basis, instead of on a semi-annual basis as was done previously. The Corporation expects to commence its next tender offer under the SRP in December 2020.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BUSINESS DEVELOPMENT CORPORATION OF AMERICA

Date: June 26, 2020	By:	/s/ Nina K. Baryski
Name: Nina K. Baryski Title: Chief Financial Officer and Treasurer